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PLANET POLYMER TECHNOLOGIES, INC.                                  EXHIBIT 11.1
Statement of Computation of Common and Common Equivalent Shares
AS OF JUNE 30, 2000

                                                  Three months ended June 30,  Six months ended June 30,
                                                    -----------------------    -------------------------
                                                      2000          1999          2000          1999
                                                    ---------     ---------     ---------     ---------
Shares outstanding at beginning of period           5,341,062     5,341,062     5,341,062     5,341,062
    1,000,000 shares issued on January 11, 1999     1,000,000     1,000,000     1,000,000       939,227
    9,677 shares issued on March 15, 1999               9,677         9,677         9,677         5,721
    5,000 shares issued on March 30, 1999               5,000         5,000         5,000         2,541
    9,677 shares issued on June 15, 1999                9,677         1,595         9,677           802
    5,106 shares issued on September 15, 1999           5,106             -         5,106             -
    500,000 shares issued on November 5, 1999         500,000             -       500,000             -
    5,454 shares issued on December 15, 1999            5,454             -         5,454             -
                                                    ---------     ---------     ---------     ---------
Weighted average number of shares                   6,875,976     6,357,334     6,875,976     6,289,353
                                                                  =========                   =========
    119,997 shares issued on January 20, 2000         119,997                     106,811
    10,000 shares issued on February 15, 2000          10,000                       7,473
    10,000 shares issued on March 2, 2000              10,000                       6,593
    500,000 shares issued on March 3, 2000            500,000                     326,923
    2,736 shares issued on March 15, 2000               2,736                       1,609
    89,999 shares issued on March 28, 2000             89,999                      46,483
    2,000 shares issued on June 7, 2000                   505                         253
    2,400 shares issued on June 9, 2000                   554                         277
    3,000 shares issued on June 12, 2000                  593                         297
    4,000 shares issued on June 13, 2000                  747                         374
    5,100 shares issued on June 14, 2000                  897                         448
    4,239 shares issued on June 15, 2000                  699                         349
    3,500 shares issued on June 16, 2000                  538                         269
    2,000 shares issued on June 21, 2000                  198                          99
                                                    ---------                   ---------
Weighted average number of shares                   7,613,439                   7,374,234
                                                    =========                   =========
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